Pangaea Logistics Solutions Ltd. Reports Financial Results for the Three Months and Year Ended December 31, 2017
Company posts strong earnings after two years of industry turmoil
NEWPORT, RI - March 21, 2018 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months and year ended December 31, 2017.
2017 Highlights

•	39% increase in net revenue(1) from 2016 to $55.2 million.

•	$40.1 million adjusted EBITDA(2) in 2017 as compared to $27.0 million in 2016.

•	Net income of $7.8 million or $0.20 per share and adjusted EPS(3) of $0.39 per share, as drybulk market rates improve from 2016 levels.

•	Income from operations of $15.2 million including the effect of losses incurred on two sale and leaseback financing transactions.

•	Cash flow from operations of $29.2 million representing a significant increase over the prior year.

•	Cash and cash equivalents totaling $34.5 million at December 31, 2017.

•	Improved working capital resulting from cash generated by operations, debt extinguishment and conversion of dividends payable to common stock.

4th Quarter 2017 Highlights

•	Revenue up 54% to $102.2 million from $66.3 million in Q4 of 2016.

•	Total shipping days increased to 5,036, a 38% increase over the Q4 2016 total of 3,654.

•	TCE of $12,510 per day for the three months ended December 31, 2017 compared to $10,159 for the three months ended December 31, 2016.

•	Adjusted EBITDA of $10.7 million for the fourth quarter of 2017 versus $4.4 million for the same period in 2016.

•	The Company operated an average of 55 vessels during the fourth quarter of 2017 versus an average of 40 vessels in the same period of 2016.

Ed Coll, said “We came through the toughest dry bulk market the industry has ever experienced in excellent shape.  We generated $67 million of adjusted EBITDA during this two year span, and deployed capital to expand our fleet and grow our business in ways that better serve our customers, spread shipping risks, and provide steady returns to our shareholders.  We did this while recording positive net earnings, paying down debt and keeping our promises to our lenders by improving our balance sheet and leverage ratios. These actions helped us expand our credit capabilities to borrow for expansion at reasonable rates and terms.  I am very thankful and proud of our entire organization, our customers and partners, and all of our employees for the hard work in difficult times.  We look forward to even greater success as the drybulk market continues to improve.”

(1) Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses.

(2) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel and, when applicable, loss on impairment of vessels and certain non-recurring items. See Reconciliation of Income from Operations to Adjusted EBITDA.

(3) Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel and certain non-recurring charges, divided by the weighted average number of shares of common stock.

Results for the three months and year ended December 31, 2017
For the year ended December 31, 2017, the Company reported net income of $7.8 million or $0.20 per common share compared to net income of $7.5 million, or $0.21 per common share for the previous year. Net income reflects a $9.3 million loss on two sale and leaseback financing transactions executed to acquire two vessels.
The Baltic Dry Index, a measure of drybulk market performance, averaged 1,137 in 2017, up from an average of 692 in 2016 and rose 288% from February 2016 (the lowest point on record) to December 31, 2017. The market improvement resulted in an increase in revenue to $385.1 million, up from $238.0 million in 2016 and a corresponding increase in charter hire expense, from $63.7 million in 2016 to $132.9 million in 2017 which put modest pressure on the gross margin percentage. Adjusted EBITDA in 2017 was $40.1 million as compared to $27.0 million in 2016. The Company operated an average of 53 vessels in the year ended December 31, 2017 as compared to an average of 38 in 2016.
During the year, the Company completed a private placement of 6,533,443 shares of common stock issued for aggregate net proceeds of $14.1 million, of which $4.3 million was issued as in-kind payment of accrued dividends.
For the fourth quarter of 2017, the Company reported net income of $4.0 million, compared to net income of $0.1 million in the fourth quarter of 2016. Drybulk market demand improved considerably in the fourth quarter as compared to the same period of 2016, which helped push total shipping days up 38% to 5,036 for the three months ended December 31, 2017, compared to 3,654 for the three months ended December 31, 2016. This increase in market demand, together with higher market rates during the same period, drove total revenue up to $102.2 million for the three months ended December 31, 2017, compared to $66.3 million for the three months ended December 31, 2016. However, charter hire rates increased at a higher rate as the Company took in additional tonnage to meet its obligations. Charter hire expense represented 38% of total revenue in the three months ended December 31, 2017 as compared to 31% in the same period of 2016. Adjusted EBITDA for the quarter was $10.7 million, compared with $4.4 million for the fourth quarter of 2016. The Company operated an average of 55 vessels during the fourth quarter of 2017 versus an average of 40 vessels in the same period of 2016.
Liquidity and Cash Flows
Cash and cash equivalents were $34.5 million as of December 31, 2017, compared with $22.3 million on December 31, 2016.
At December 31, 2017 and December 31, 2016, the Company had working capital of $13.0 million and a working capital deficit of $9.3 million, respectively. The improvement in working capital is due to the acquisition of noncontrolling interest in a consolidated joint venture in January 2017 and the resulting reduction in related party debt, to the increase in cash from proceeds of a common stock issuance, and to cash generated from operations. For the twelve months ended December 31, 2017, the Company’s net cash provided by operating activities was $29.2 million, compared to $19.2 million for the twelve months ended December 31, 2016.
For the twelve months ended December 31, 2017 and 2016, net cash used in investing activities was $64.6 million and $10.3 million, respectively. Net cash provided by financing activities was $47.5 million for the twelve months ended December 31, 2017 and net cash used for financing activities was $24.2 million for the twelve months ended December 31, 2016. These changes reflect the Company’s investment in and purchase of vessels, including the m/v Bulk Destiny and m/v Bulk Beothuk, which were financed under sale and leaseback arrangements; and the m/v Bulk Endurance and the m/v Bulk Freedom, which were financed under commercial loan facilities.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on March 22, 2018 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 5090958.

A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 5090958.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Revenues:
Voyage revenue	$86,075,085	$60,606,537	$337,683,383	$222,116,152
Charter revenue	16,111,189	5,726,845	47,404,826	15,900,346
Total revenue	102,186,274	66,333,382	385,088,209	238,016,498

Expenses:
Voyage expense	39,184,807	29,212,870	160,577,816	103,647,127
Charter hire expense	38,931,048	20,492,162	132,852,712	63,691,892
Vessel operating expenses	9,625,888	8,626,622	36,435,959	30,904,039
General and administrative	3,744,452	3,622,173	15,163,352	12,773,781
Depreciation and amortization	4,010,403	3,531,599	15,614,571	14,107,822
Loss on sale and leaseback of vessels	—	—	9,275,042	—
Total expenses	95,496,598	65,485,426	369,919,452	225,124,661

Income from operations	6,689,676	847,956	15,168,757	12,891,837

Other (expense) income:
Interest expense, net	(1,972,889)	(1,264,914)	(7,954,126)	(5,423,057)
Interest expense, related party	(79,712)	(79,713)	(316,250)	(314,925)
Unrealized gain on derivative instruments	(70,553)	951,050	360,316	2,163,484
Other (income) expense	(43,843)	(115,774)	1,841,958	(158,528)
Total other expense, net	(2,166,997)	(509,351)	(6,068,102)	(3,733,026)

Net income	4,522,679	338,605	9,100,655	9,158,811
Income attributable to noncontrolling interests	(500,798)	(272,724)	(1,287,861)	(1,701,856)
Net income attributable to Pangaea Logistics Solutions Ltd.	$4,021,881	$65,881	$7,812,794	$7,456,955

Earnings per common share:
Basic	$0.10	$—	$0.20	$0.21
Diluted	$0.09	$—	$0.20	$0.21

Weighted average shares used to compute earnings per common share
Basic	41,941,300	35,189,068	38,414,383	35,158,917
Diluted	42,619,933	35,581,897	38,925,745	35,376,950

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
Assets
Current Assets
Cash and cash equivalents	$34,531,812	$22,322,949
Accounts receivable (net of allowance of $2,135,877 and $4,752,265 at December 31, 2017 and 2016, respectively)	21,089,425	15,990,219
Bunker inventory	15,356,712	13,202,937
Advance hire, prepaid expenses and other current assets	12,032,272	10,928,161
Total current assets	83,010,221	62,444,266

Restricted cash	4,000,000	6,100,000
Fixed assets, net	306,292,655	275,265,672
Investment in newbuildings in-process	—	18,383,964
Vessels under capital lease	29,994,212	—
Total assets	$423,297,088	$362,193,902

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$29,181,276	$23,231,179
Related party debt	7,009,597	15,972,147
Deferred revenue	5,815,924	6,422,982
Current portion of long-term debt	18,979,335	19,627,846
Current portion of capital lease obligation	1,785,620	—
Dividends payable	7,238,401	12,624,825
Total current liabilities	70,010,153	77,878,979

Secured long-term debt, net	117,615,634	107,637,851
Obligations under capital lease	25,015,659	—

Commitments and contingencies - Note 10

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no share issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 43,794,526 and 36,590,417 shares issued and outstanding at December 31, 2017 and 2016, respectively	4,379	3,659
Additional paid-in capital	154,943,728	133,677,321
Accumulated deficit	(9,596,785)	(17,409,579)
Total Pangaea Logistics Solutions Ltd. equity	145,351,322	116,271,401
Non-controlling interests	65,304,320	60,405,671
Total stockholders' equity	210,655,642	176,677,072
Total liabilities and stockholders' equity	$423,297,088	$362,193,902

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Years ended December 31,
	2017	2016
Operating activities
Net income	$9,100,655	$9,158,811
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	15,614,571	14,107,822
Amortization of deferred financing costs	681,279	662,724
Amortization of prepaid rent	121,938	—
Unrealized gain on derivative instruments	(360,316)	(2,163,484)
Income from equity method investee	(256,478)	—
Provision for doubtful accounts	543,621	922,414
Loss on sales of vessels	9,275,042	—
Drydocking costs	(3,775,393)	(42,478)
Recognized cost for restricted stock issued as compensation	1,074,038	601,921
Change in operating assets and liabilities:
Restricted cash	—	1,503,341
Accounts receivable	(5,642,755)	(1,781,268)
Bunker inventory	(2,153,775)	(5,712,347)
Advance hire, prepaid expenses and other current assets	(1,368,584)	(3,708,549)
Accounts payable, accrued expenses and other current liabilities	6,976,446	3,690,569
Deferred revenue	(607,058)	1,974,187
Net cash provided by operating activities	29,223,231	19,213,663

Investing activities
Purchase of vessels	(64,029,798)	(319,433)
Deposits on newbuildings in-process	—	(9,618,964)
Purchase of building and equipment	—	(315,918)
Proceeds from sale of building and equipment	306,968	—
Acquisition of noncontrolling interest in consolidated subsidiary	(830,906)	—
Net cash used in investing activities	(64,553,736)	(10,254,315)

Financing activities
Proceeds of related party debt	—	4,836,300
Payments on related party debt	—	(2,500,497)
Proceeds from long-term debt	35,000,000	1,375,971
Payments of financing and issuance costs	(1,022,549)	(45,755)
Payments on long-term debt	(25,329,458)	(23,722,658)
Proceeds from sale and leaseback of vessels	28,000,000	—
Payments on capital lease obligation	(1,198,721)	—
Common stock accrued dividends paid	(1,001,424)	(100,000)
Decrease (increase) in restricted cash	2,100,000	(5,600,000)
Contributions from noncontrolling interests	1,359,990	1,600,000
Proceeds from private placement of common stock	9,631,530	—
Net cash provided by (used in) financing activities	47,539,368	(24,156,639)

Net increase (decrease) in cash and cash equivalents	12,208,863	(15,197,291)
Cash and cash equivalents at beginning of period	22,322,949	37,520,240
Cash and cash equivalents at end of period	$34,531,812	$22,322,949

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net Revenue
Income from operations	6,689,676	847,956	15,168,757	12,891,837
General and administrative	3,744,452	3,622,173	15,163,352	12,773,781
Depreciation and amortization	4,010,403	3,531,599	15,614,571	14,107,822
Loss on sale and leaseback of vessels	—	—	9,275,042	—
Net Revenue	14,444,531	8,001,728	55,221,722	39,773,440

Adjusted EBITDA (in millions)
Income from operations	6,689,676	847,956	15,168,757	12,891,837
Depreciation and amortization	4,010,403	3,531,599	15,614,571	14,107,822
Loss on sale and leaseback of vessel	—	—	9,275,042	—
Adjusted EBITDA	$10,700,079	$4,379,555	$40,058,370	$26,999,659

Earnings Per Common Share
Net Income attributable to Pangaea Logistics Solutions Ltd.	$4,021,881	$65,881	$7,812,794	$7,456,955

Weighted average number of common shares - basic	41,941,300	35,189,068	38,414,383	35,158,917
Weighted average number of common shares - diluted	42,619,933	35,581,897	38,925,745	35,376,950

Earnings per common share - basic	$0.10	$—	$0.20	$0.21
Earnings per common share - diluted	$0.09	$—	$0.20	$0.21

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$4,021,881	$65,881	$7,812,794	$7,456,955
Non-GAAP
Add: loss on sale and leaseback of vessels	—	—	9,275,042	—
less: loss on sale and leaseback of vessels attributable to noncontrolling interests	—	—	(2,157,633)	—
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$4,021,881	$65,881	$14,930,203	$7,456,955

Weighted average number of common shares - basic	41,941,300	35,189,068	38,414,383	35,158,917
Weighted average number of common shares - diluted	42,619,933	35,581,897	38,925,745	35,376,950

Adjusted EPS - basic	$0.10	$—	$0.39	$0.21
Adjusted EPS - diluted	$0.09	$—	$0.38	$0.21

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net revenue. Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Thomas Rozycki
Prosek Partners
212-279-3115
trozycki@prosek.com

Sean Silva
Prosek Partners
212-279-3115
ssilva@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.